Exhibit 99.2

INSIGHTERA LTD.

(Formerly known as Active Insight Ltd.)

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

AS OF SEPTEMBER 30, 2013

U.S. DOLLARS IN THOUSANDS

UNAUDITED

INDEX

Page

Consolidated Balance Sheets	2

Consolidated Statements of Operations	3

Consolidated Statements of Shareholder’s Equity	4

Consolidated Statements of Cash Flows	5

Notes to Interim Consolidated Financial Statements	6-13

INSIGHTERA LTD.

CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands (except share and par value data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,585	$485
Trade receivables	73	49
Other current assets	76	33

Total current assets	4,734	567

LONG TERM ASSETS:
Long term deposits	15	11
Severance fund deposits	3	3
Property and equipment, net	70	19

Total long term assets	88	33

Total assets	$4,822	$600

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Trade payables	$42	$31
Employees salary and related liabilities	211	94
Accrued expenses	51	15
Deferred revenue	59	—

Total current liabilities	363	140

LONG TERM LIABILITIES
Severance liability	24	24

Total liabilities	387	164

SHAREHOLDERS’ EQUITY:

Ordinary shares, $0.002 par value-Authorized: 9,629,440 and 8,263,210 shares as of September 30, 2013 and December 31, 2012 respectively; Issued and outstanding: 2,027,500 as of September 30, 2013 and December 31, 2012	1	1
Series A convertible Preferred shares, $ 0.002 par value- Authorized: 5,870,570 and 1,736,790 shares as of September 30, 2013 and December 31, 2012, respectively; Issued and outstanding: 5,870,570 and 1,225,430 as of September 30, 2013 and December 31, 2012, respectively	13	4
Additional paid-in capital	6,434	1,025
Accumulated deficit	(2,013)	(594)

Total shareholders’ equity	4,435	436

Total liabilities and shareholders’ equity	$4,822	$600

The accompanying notes are an integral part of the interim consolidated financial statements.

INSIGHTERA LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

U.S. dollars in thousands

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Revenues	$105	$53	$235	$94
Cost of revenues	46	4	77	24

Gross profit	59	49	158	70

Cost and expenses:
Research and development, net	167	15	418	79
Selling and marketing	309	103	410	192
General and administrative	199	63	757	123

Total cost and expenses	675	181	1,585	394

Operating loss	(616)	(132)	(1,427)	(324)

Financial expenses (income), net	18	(6)	(8)	(33)

Loss	$(634)	$(126)	$(1,419)	$(291)

The accompanying notes are an integral part of the interim consolidated financial statements.

INSIGHTERA LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

U.S. dollars in thousands (except share data)

					Additional	Retained earnings	Total
	Preferred shares		Ordinary shares		paid-in	(accumulated	shareholders’
	Shares	Amount	Shares	Amount	capital	deficit)	equity

Balance as of January 1, 2012	—	$—	2,000,000	$1	$ *)	$6	$7

Issuance of Series A-1 convertible Preferred shares, net of issuance costs	644,030	2	—	—	526	—	528
Issuance of Series A-2 convertible Preferred shares, net of issuance costs	581,400	2	—	—	498	––	500
Issuance of shares from exercise of options	—	—	27,500	*)	*)	––	*)
Share-based compensation expense					1		1
Loss	—	—	—	—	—	(600)	(600)

Balance as of December 31, 2012	1,225,430	4	2,027,500	1	1,025	(594)	436

Issuance of Series A-3 convertible Preferred shares, net of issuance costs	511,360	1	—	—	449	—	450
Issuance of Series A-4 convertible Preferred shares, net of issuance costs	4,133,780	8	—	—	4,949	—	4,957
Share-based compensation expense	—	—	—	—	11	—	11
Loss	—	—	—	—	—	(1,419)	(1,419)

Balance at September 30, 2013 (unaudited)	5,870,570	$13	2,027,500	$1	$6,434	$(2,013)	$4,435

*)            Represents an amount lower than $ 1.

The accompanying notes are an integral part of the financial statements.

INSIGHTERA LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands

	Nine months ended September 30,	Nine months ended September 30,
	2013	2012
	(Unaudited)	(Unaudited)

CASH FLOW FROM OPERATING ACTIVITIES

Loss for the period	$(1,419)	$(291)

Adjustments to reconcile loss to net cash used in operating activities:
Depreciation	8	2
Share-based compensation	11	1

Changes in assets and liabilities:
Increase in other accounts receivable and prepaid expenses	(67)	(111)
Increase in deposits	(4)	(2)
Increase in interest on bank loans	—	2
Increase in trade payables	11	25
Increase in employee salary and related liabilities	117	53
Increase in accrued expenses and other liabilities	95	13

Net Cash used in operating activities	(1,248)	(308)

CASH FLOW FROM INVESTING ACTIVITIES

Purchase of property and equipment	(59)	(17)

Net Cash used in investing activities	(59)	(17)

CASH FLOW FROM FINANCING ACTIVITIES

Proceeds from issuance of shares, net	5,407	498
Repayment of loan	—	(2)

Net Cash provided by financing activities	5,407	496

Increase in cash and cash equivalents	4,100	171
Cash and cash equivalents at the beginning of the period	485	22

Cash and cash equivalents at the end of the period	$4,585	$193

The accompanying notes are an integral part of the interim consolidated financial statements.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 1:- GENERAL

a.                           Insightera Ltd. (formerly known as Active Insight Ltd.) (“the Company”) was incorporated in February 2009, under the laws of Israel, and commenced operations in June 2009. In August 2012, the Company changed its name to Insightera Ltd.

b.                           Insightera, a SaaS (software-as-a-service) company, provides a platform that allows its customers to track and compile data about the users visiting their internet websites with the purpose of displaying the website information in response to the needs of the users.

c.                            On October 17, 2012 Insightera Inc., a Delaware Company was incorporated, as a wholly owned subsidiary of Insightera Ltd, with the primary purpose of serving as a United States sales office for the Company and begun operations in January 2013.

d.                           Revenues derived from major customers are as follows:

Period ended September, 30
2013

Customer A	10%

NOTE 2:- SIGNIFICANT ACCOUNTING POLICIES

a.                           Use of estimates:

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Management believes that the estimates, judgments and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

b.                           Principles of consolidation:

The consolidated financial statements include the accounts of the company and its wholly and owned subsidiary. Inter-company transactions and balances have been eliminated in consolidation.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 3:-                     UNAUDITED INTERIM FINANCIAL STATEMENTS

Unaudited interim financial information:

The accompanying consolidated balance sheet as of September 30, 2013, consolidated statements of operations for the three and nine months ended September 30, 2012 and 2013, consolidated statement of changes in shareholders’ equity for the nine months ended September 30, 2013 and consolidated statements of cash flows for the nine months ended September 30, 2012 and 2013 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. In the opinion of management, the unaudited interim consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair presentation of the Company’s consolidated financial position as of September 30, 2013, its consolidated results of operations for the three and nine months ended September 30, 2012 and 2013, its consolidated statement of changes in shareholders’ equity for the nine months ended September 30, 2013 and its consolidated cash flows for the nine months ended September 30, 2012 and 2013.

The balance sheet at December 31, 2012 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes prepared as of December 31, 2012.

Results for the three and nine months ended September 30, 2013 are not necessarily indicative of results that may be expected for the year ending December 31, 2013.

NOTE 4:-                     FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company measures certain financial assets at fair value. Fair value is determined based upon the exit price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants, as determined by either the principal market or the most advantageous market. Inputs used in the valuation techniques to derive fair values are classified based on a three-level hierarchy, as follows:

Level 1 -                            Quoted prices in active markets for identical assets or liabilities.

Level 2 -                            Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -                            Unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 4:-                     FAIR VALUE OF FINANCIAL INSTRUMENTS (Cont.)

For certain other financial instruments, including cash, accounts receivable, trade payable and other current liabilities, the carrying amounts approximate their fair value due to the relatively short maturity of these balances.

NOTE 5:-                     COMMITMENTS AND CONTINGENCIES

There were no material changes in our commitments under contractual obligations, as disclosed in the Company’s audited consolidated financial statements for the year ended December 31, 2012.

As of September 30, 2013, future minimum operating lease commitments are as follows:

September 30, 2013

Last 3 months of 2013	$45
2014	103
2015	37
2016	6

$191

The Company had rent expenses of approximately $ 33 for the nine months ended September 30, 2013.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDER’S EQUITY

a.                           Composition of shareholders’ equity:

	As of September 30, 2013
	Authorized shares	Shares outstanding	Liquidation preference value

Ordinary	9,629,440	2,027,500	$—
Preferred:
Series A-1	644,030	644,030	550,000
Series A-2	581,400	581,400	500,000
Series A-3	511,360	511,360	450,000
Series A-4	4,133,780	4,133,780	5,000,000

	15,500,010	7,898,070	$6,500,000

b.                           Ordinary shares:

Ordinary shares entitles their holders to the rights to vote, attend the general meeting of shareholders, to receive dividends and the right to a share in the surplus assets upon liquidation of the Company.

c.                            Preferred shares:

Preferred shares entitle their holders the same rights as those of Ordinary shares. Additional rights, preference and restrictions of preferred shareholders are as follows:

1.                            Liquidation preference and dividends:

In the event of any liquidation, either voluntary or involuntary, upon the payment of a dividend and upon the occurrence of certain events that are deemed liquidations by the Company’s Articles of Association, the holders of Series A-1, A-2, A-3 and A-4 are entitled to receive prior and in preference to any distribution of the assets of the Company to the holders of Ordinary shares, an amount equivalent to the original issue price, less the amount of proceeds already received on such shares.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDER’S EQUITY

Thereafter, the remaining distributable proceeds, if any, shall be distributed pro-rata among all the Ordinary shareholders, based on their respective holdings of outstanding shares of the Company, on an as-converted basis

Notwithstanding the aforesaid, in the event that a distribution of the distributable proceeds on an as-converted basis, without giving effect to the Preferred A preference, would result in the holders of the Preferred A shares receiving an amount equal to at least the original issue price of such share, then the holders of the Preferred A shares shall be entitled to only receive their pro rata share of such distributable proceeds, on an as-converted basis, together with the other shareholders; provided however, that in such an event the holders of Preferred A shares shall actually receive an amount which is not less than the original issue price of such Preferred A shares.

2.                            Right of conversion:

Each Preferred A share is convertible, in the manner permitted by law, at the option of the holder of such share, at any time after the date of issuance of such share, into such number of fully paid and non-assessable Ordinary shares as is determined by dividing the original issue price for such share by the conversion price in effect at that time for such share. The initial preferred conversion price with respect to the preferred shares is the original issue price of $ 0.85, $ 0.86, $ 0.88 and $1.21 for Series A-1, A-2, A-3 and A-4, respectively. The Company’s Articles of Association provide for anti-dilution protection for the Preferred A shares in the event that the Company issues shares at a price per share lower than such Preferred A share’s original issue price.

3.                            Voting rights:

Each of the Preferred A shares shall be voted together with the other shares of the Company, and not as a separate class, in all general meetings. Each Preferred A share shall have one vote for each Ordinary share into which such Preferred A shares could then be converted.

d.                           Issuance of shares:

On February 5, 2012, the Company signed a securities purchase agreement (“the Series A SPA”) whereby it issued to new investors 644,030 Series A-1 Preferred shares with par value of $ 0.002 at a price per share of $ 0.85, in an aggregate amount of $ 550.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDERS’ EQUITY

On October 11, 2012, the Company entered into a second closing under the Series A SPA, whereby it issued to existing investors 581,400 Series A-2 Preferred shares with par value of $ 0.002 at a price per share of $ 0.86, in an aggregate amount of $ 500.

On March 8, 2013, the Company entered into a third closing under the Series A SPA, whereby it issued to existing investors 511,360 Series A-3 Preferred shares with par value of $ 0.002 at a price per share of $ 0.88, in an aggregate amount of $ 450.

On May 23, 2013, the Company entered into a securities purchase agreement, whereby it issued to investors 4,133,780 Series A-4 Preferred shares with par value of $ 0.002 at a price per share of $ 1.21, in an aggregate amount of $ 5,000.

Total issuance expenses for Series A-1 and A-2 financing was 22, and for A-3 and A-4 financing was $ 65.

e.                            Options to employees:

In 2010, the Board of Directors adopted the 2010 Option Plan (the “2010 Plan”). The 2010 Plan provides for the granting of options to employees, directors, consultants and contractors of the Company. Options are generally granted with contractual terms of up to 7 - 10 years and vest quarterly over a period of four years

A summary of the option activities for the nine months ended September 30, 2013 is as follows:

	Nine months ended September 30, 2013
	Number	Weighted average exercise price

Options outstanding at the beginning of the year	91,000	$0.07
Granted	238,780	0.46
Exercised	—	—
Forfeited	—	—

Options outstanding at the end of the period	329,780	$0.35

Options exercisable at the end of the period	73,254	$0.16

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 6:-                     SHAREHOLDER’S EQUITY

The options outstanding have a weighted average contractual term of 9.2 years with an aggregate intrinsic value of $ 36.

Share-based compensation for employees was approximately $ 5 during 2013. As of September 30, 2013, there was approximately $ 45 of unrecognized share-based compensation expense related to options granted to employees and non-employees under the 2010 Option Plan. The unrecognized compensation is expected to be recognized over a weighted average amortization period of 2.6 years.

During the nine months ended September 30, 2013, 30,754 options vested, having a total fair value of $ 5. There were 256,526 and 48,500 non-vested options as of September 30, 2013 and December 31, 2012 respectively.

f.                             Options to consultants:

The Company’s outstanding options to consultants as of September 30, 2013, are as follows:

	Options for Ordinary shares	Exercise price per	Options exercisable	Exercisable
Issuance date	Number	share	Number	through

February 2011	5,000	$0.0002	5,000	February 2021
August 2011	5,000	$0.0002	5,000	August 2021
October 2012	7,000	$0.263	1,313	October 2019
January 2013	72,620	$0.86	31,760	January 2020

	89,620		43,073

The Company applies Accounting Standards Codification No. 505-50 (formerly, Emerging Issues Task Force No. 96-18), “Equity-Based Payments to Non-Employees” (“ASC 505-50”), with respect to warrants issued to non-employees. The expenses related to these warrants were $ 6.

g.                            Share split:

On July 29, 2013 the Company approved a split of its shares by an issuance of nine bonus shares to each shareholder for each issued and outstanding share owned by such shareholder. The bonus shares are treated as a stock dividend to shareholders, and as a result all share amounts have been updated retroactively.

INSIGHTERA LTD.

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands (except share and per share data) (Unaudited)

NOTE 7:-                     SUBSEQUENT EVENTS

a.              The Company is currently undergoing a tax audit by the Israeli Tax Authority for tax years 2010 - 2013. The audit is in preliminary stages of informational requests. The Company is unable to estimate the potential liability that may arise from the audit.

b.              In December 2013, the Company was acquired by Marketo Inc., a public company and SEC registrant. Marketo is a company that provides a leading cloud-based marketing software platform for building and sustaining engaging customer relationships.